Exhibit 1.1

Essential Properties Realty Trust, Inc.

Common Stock, $0.01 Par Value per Share

Underwriting Agreement

[ 🌑 ], 2018

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

    As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), and Essential Properties, L.P., a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), propose, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [ 🌑 ] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [ 🌑 ] additional shares (the “Optional Shares”) of common stock, par value $0.01 per share (“Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Shares set forth opposite its name on Schedule I to this Agreement, up to [•] Shares, for sale to the Company’s employees, officers, and directors and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting”. The Securities to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 7:30 A.M. New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

Prior to the First Time of Delivery (as defined in Section 4), the Company, the Operating Partnership and certain of their affiliates and subsidiaries will complete a series of transactions described more fully in the Registration Statement, the Pricing Disclosure Package and the Prospectus (each as defined below) under the caption “Structure and Formation of Our Company — Formation Transactions” (collectively, the “Formation Transactions”). As part of the Formation Transactions, the Company will, among other things, (1) consolidate the ownership of the real properties (the “Properties”) and other assets described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the Company and the Operating Partnership and (2) contribute the net proceeds from the offering of the Shares to the Operating Partnership in exchange for interests in the Operating Partnership (“OP Units”). A list of material agreements pursuant to which the Formation Transactions will be completed is set forth on Schedule III hereto (collectively, the “Operative Documents”).

1. Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-11 (File No. 333-225215) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto excluding exhibits thereto, each in the form heretofore delivered to you, and for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission since being declared effective; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; the final prospectus relating to the Shares, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder;

(c) For the purposes of this Agreement, the “Applicable Time” is [ 🌑 ] [am][pm] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that these representations and warranties shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(d) From the time of initial confidential submission of a draft registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) Neither of the Transaction Entities nor any of their respective subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Transaction Entities or their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Transaction Entities to perform their respective obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(g) Upon consummation of the Formation Transactions, the Transaction Entities and their respective subsidiaries will have good and marketable title in fee simple to, or a ground lease relating to, all of the Properties owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, deeds of trust, pledges, claims, restrictions, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Transaction Entities and their respective subsidiaries; and any real property and buildings held under lease by the Transaction Entities and their respective subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Transaction Entities and their respective subsidiaries; no third party has any option or right of first refusal to purchase any Property or any portion thereof or interest therein, that is significant individually or in the aggregate, except as disclosed in the Pricing Prospectus and the Prospectus;

(h) The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and to enter into and perform its obligations (i) under this Agreement and the Operative Documents, to the extent it is a party to such agreements, and (ii) in connection with the Formation Transactions; and the Company has been duly qualified as a foreign corporation or other foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect;

(i) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and has the power and authority necessary to own its properties and conduct its business as described in the Pricing Prospectus, and to enter into and perform its obligations (i) under this Agreement and the Operative Documents, to the extent it is a party to such agreements, and (ii) in connection with the Formation Transactions, the Operating Partnership has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect, the General Partner (as defined below), immediately following the Formation Transactions, will be the sole general partner of the Operating Partnership and at the First Time of Delivery, the Agreement of Limited Partnership of the Operating Partnership in the form filed as an exhibit to the Registration Statement, will be in full force and effect, and the aggregate percentage interests of the Company, of the General

Partner and the limited partners in the Operating Partnership will be as set forth in the Pricing Disclosure Package and the Prospectus, provided that to the extent any portion of the Underwriters’ option to purchase Optional Shares is exercised as of the First Time of Delivery, the percentage interest of such partners in the Operating Partnership will be adjusted accordingly and, additionally, to the extent any portion of such option is exercised subsequent to the First Time of Delivery, the Company will contribute the proceeds from the sale of the Optional Shares to the Operating Partnership (or to the general partner of the Operating Partnership, which will contribute such proceeds to the Operating Partnership) in exchange for a number of OP Units equal to the number of Optional Shares issued;

(j) Essential Properties OP G.P., LLC (the “General Partner”) has the power and authority, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement. The Company is and will be the sole member of the General Partner.

(k) Each subsidiary of the Company (after giving effect to the Formation Transactions) (other than the Operating Partnership) has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(l) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and Prospectus; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are, or upon consummation of the Formation Transactions will be, owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(m) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered by the Company pursuant to this Agreement against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(n) The OP Units to be issued in the Formation Transactions have been duly and validly authorized for issuance by the Operating Partnership and, at the First Time of Delivery, will be validly issued; the issuance and sale by the Operating Partnership of the OP Units in connection with the Formation Transactions are exempt from the registration requirements of the Act and applicable state securities, real estate syndication and Blue Sky laws; the terms of the OP Units conform in all material respects to the description related thereto contained in the Pricing Disclosure Package and the Prospectus; and except as disclosed in the Pricing Disclosure Package and the Prospectus, (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership;

(o) The Common Shares (other than the Shares) to be issued and sold by the Company in connection with the Formation Transactions (the “Formation Shares”) have been duly and validly authorized and, when the Formation Shares have been issued and delivered by the Company pursuant to the applicable Operative Document against payment of the consideration set forth therein, the Formation Shares will be duly and validly issued and fully paid and non-assessable; the issuance of the Formation Shares is not subject to any preemptive or other similar rights of any securityholder of the Company; and the issuance and sale by the Company of the Formation Shares are exempt from the registration requirements of the Act and applicable state securities, real estate syndication and Blue Sky laws;

(p) The issue and sale of the Shares and the execution and delivery of, and the performance by the Transaction Entities and their respective subsidiaries (to the extent such entity is a party thereto) of their obligations under, this Agreement, the Operative Documents and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Transaction Entities or any of their respective subsidiaries are a party or by which the Transaction Entities or any of their respective subsidiaries are bound or to which any of the property or assets of the Transaction Entities or any of their respective subsidiaries are subject, except, in the case of this clause (A) for such conflicts, defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the Organization Documents (as defined below) of the Transaction Entities or any of their respective subsidiaries or (C) or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Transaction Entities or any of their respective subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement or under the Operative Documents, or in connection with the consummation of the Formation Transactions, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

“Organizational Documents” means the following, each as amended from time to time: (i) in the case of a corporation, its charter and bylaws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (v) in the case of any other entity, the organizational and governing documents of such entity.

(q) Neither of the Transaction Entities nor any of their respective subsidiaries is (i) in violation of its Organizational Documents, (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the

Transaction Entities or any of their respective subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(r) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Our Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the captions “Prospectus Summary—Structure and Formation of Our Company,” “Prospectus Summary—Restrictions on Ownership and Transfer of Our Common Stock,” “Prospectus Summary—Our Tax Status,” “Certain Relationships and Related Transactions,” “Executive Compensation,” “Structure and Formation of Our Company,” “Description of the Partnership Agreement of Essential Properties, L.P.,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Federal Income Tax Considerations”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(s) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Transaction Entities or any of their respective subsidiaries is a party or of which any Property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(t) Neither of the Transaction Entities is and, after giving effect to the issuance and sale of the OP Units in connection with the Formation Transactions, the offering and sale of the Shares and the application of the proceeds thereof, neither of the Transaction Entities will be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(v) Ernst & Young LLP, who has certified certain financial statements included in the Pricing Prospectus, are independent public accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder;

(w) The Company and its subsidiaries (i) has taken all necessary actions to ensure that, within the time period required, the Company and its subsidiaries will maintain effective internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and (ii) currently maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(x) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(y) The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that material information required to be disclosed by the Company and its subsidiaries in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure;

(z) This Agreement has been duly authorized, executed and delivered by the Transaction Entities;

(aa) None of the Company, any of its subsidiaries, any of their respective directors or officers nor, to the knowledge of the Transaction Entities, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;

(bb) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened;

(cc) None of the Company, any of its subsidiaries, any of their respective directors or officers nor, to the knowledge of the Transaction Entities, any agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(dd) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(ee) The Transaction Entities and their respective subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including, without limitation, trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Transaction Entities nor any of their respective subsidiaries has received any notice of, nor is there any reasonable basis for, any claim of infringement, misappropriation, violation of or conflict with any such rights of others; the Transaction Entities and their respective subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the Transaction Entities or any of their respective subsidiaries;

(ff) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for such noncompliance, as would not, individually or in the aggregate, have a Material Adverse Effect;

(gg) The Transaction Entities and their respective subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Disclosure Package and the Prospectus (collectively, “Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; the Transaction Entities and their respective subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;

(hh) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or arrangements between either of the Transaction Entities or any of their respective subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require either of the Transaction Entities or any of their respective subsidiaries to file a registration statement under the Act with respect to any securities of the Company, the Operating Partnership or any of their respective subsidiaries; no person has the right, pursuant to any contract, agreement or arrangement, to have the offer and sale of any such securities to be registered under the Act pursuant to the Registration Statement;

(ii) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and, except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither of the Transaction Entities nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Transaction Entities and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Transaction Entities, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against either of the Transaction Entities or any of their respective subsidiaries and (iv) to the knowledge of the Transaction Entities, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting either of the Transaction Entities or their respective subsidiaries relating to Hazardous Materials or any Environmental Laws;

(jj) Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Transaction Entities or one of their respective subsidiaries holds the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”); except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither of the Transaction Entities nor any of their respective subsidiaries, nor, to the knowledge of the Transaction Entities, any other party to any Lease, is in breach or default of any such Lease; and (ii) to the knowledge of the Transaction Entities, no event has occurred or has been threatened in writing, that, with or without the passage of time or the giving of notice, or both, would, individually or in the aggregate, constitute an event of default under any Lease or would permit the termination, modification or acceleration under such Lease;

(kk) Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither of the Transaction Entities nor any of their respective subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any Property; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; neither of the Transaction Entities nor any of their respective subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change, and neither of the Transaction Entities nor any of their subsidiaries has received written notice of any such threatened condemnation or zoning change, that, in either case, if consummated, would, individually or in the aggregate, have a Material Adverse Effect;

(ll) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no mortgages encumbering the Properties are or will be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Transaction Entities or any of their respective subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Transaction Entities or any of their respective subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Transaction Entities or any of their respective subsidiaries;

(mm) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries that, individually or in the aggregate, has had a Material Adverse Effect; neither of the Transaction Entities nor any of their respective subsidiaries have notice or knowledge of any unpaid tax deficiency that, if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect;

(nn) Each of the Transaction Entities and their respective subsidiaries are entitled to the benefits of insurance with financially sound and reputable insurers, in such amounts and covering such risks as are customary in the business in which they are engaged, and all such insurance is in full force and effect; neither of the Transaction Entities has any reason to believe that it or any of its respective subsidiaries will not be able to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not, individually or in the aggregate, have a Material Adverse Effect; neither of the Transaction Entities nor any of their respective subsidiaries has been denied any insurance coverage which it has sought or for which it has applied; without limiting the generality of the foregoing, except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Transaction Entities and their respective subsidiaries, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in such amounts as is adequate for the conduct of its business and the value of its Properties and is prudent and customary for companies engaged in similar businesses;

(oo) Commencing with its taxable year ending December 31, 2018, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for such taxable year and thereafter; all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus are true, complete and correct in all material respects;

(pp) Neither of the Transaction Entities nor any of their subsidiaries nor, to the knowledge of the Transaction Entities, any of their affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (except that the Company makes no representation in this clause (•) as to any activities of the Underwriters or their respective affiliates);

(qq) Except pursuant to the terms of the indebtedness described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company is not prohibited, directly or indirectly, from making any distributions to its stockholders, (ii) the Operating Partnership is not prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership, and (iii) no other subsidiary of either of the Transaction Entities is currently prohibited from paying any dividends or distributions directly or indirectly to the Transaction Entities, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying, directly or indirectly, to the Transaction Entities any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets directly or indirectly to the Transaction Entities or any other subsidiary of the Transaction Entities;

(rr) All statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Transaction Entities believe to be reliable and accurate in all material respects;

(ss) The Transaction Entities and their respective subsidiaries, in each case, to the extent that each such entity is a party thereto, have the legal right and power to enter into each of the Operative Documents; the Transaction Entities and their respective subsidiaries, in each case, to the extent that each such entity is a party thereto, have duly authorized, executed and delivered, or will execute and deliver prior to or concurrent with the First Time of Delivery, each of the Operative Documents; and each Operative Document constitutes a legally valid and binding obligation of the Transaction Entities and their respective subsidiaries, in each case, to the extent that it is a party thereto, enforceable against each of them that is a party thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law;

(tt) There are no contracts or documents that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required;

(uu) The Transaction Entities have no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act);

(vv) No labor dispute with the employees of the either of the Transaction Entities or any of their respective subsidiaries exists or, to the knowledge of the Transaction Entities, is imminent, and the Transaction Entities are not aware of any existing or imminent labor disturbance by the employees of any of its material tenants, which, in either case, would have a Material Adverse Effect;

(ww) The Shares have been approved for listing on the Exchange, subject to notice of issuance;.

(xx) Except for grants which are subject to consummation of the offering or the Formation Transactions or are otherwise disclosed in the Pricing Disclosure Package and the Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase Common Shares, pursuant to an equity-based compensation plan or otherwise;

(yy) No relationship, direct or indirect, exists between or among either of the Transaction Entities on the one hand, and the trustees, directors, officers, stockholders or other equity holders, customers or suppliers of the Transaction Entities on the other hand, which is required to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus which is not so described; and

(zz) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

Any certificate signed by any officer of the Transaction Entities or any of their respective subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Transaction Entity or such subsidiary to each Underwriter as to the matters covered thereby.

The Transaction Entities have not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Transaction Entities to alter the customer’s or supplier’s level or type of business with the Transaction Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Transaction Entities or their products.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[ 🌑 ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the option to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [ 🌑 ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [ 🌑 ], 2018, or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Latham & Watkins LLP at 355 South Grand Avenue, Los Angeles, California 90071 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. Each of the Transaction Entities, jointly and severally, agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use every reasonable effort to obtain the withdrawal of such order;

(b) To use its commercially reasonable best efforts to take such action as you may reasonably request from time to time to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or entity or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject as of the date hereof;

(c) Prior to 5:30 p.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with electronic copies of the Prospectus and with written copies at such time or as soon as reasonably practicable thereafter in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied with the Commission’s Electronic Data Gathering, Analysis and Retrieval System), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise without your prior written consent; provided that the foregoing clause shall not apply to (A) the Shares to be sold hereunder, (B) shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock (including OP Units) issued by the Company or the Operating Partnership in the Formation Transactions, (C) any shares of Stock or securities convertible into or exercisable or exchangeable for Common Shares (including OP Units) issued or granted pursuant to any equity incentive plan of the Company or the Operating Partnership referred to in the Pricing Disclosure Package, (D) any shares of Stock issued upon the conversion, exchange or exercise of securities convertible into or exercisable or exchangeable for shares of Stock outstanding as of the date of this Agreement, (E) any shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock (including OP Units), in the aggregate not to exceed 15% of the total number of shares of Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (assuming full conversion, exchange or exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of Stock (including OP Units)), issued in connection with property acquisitions, mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions, provided, however, that the recipient of such shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock shall be required to execute a lock-up letter, in substantially the form attached as Annex II hereto, (F) the filing of any registration statement pursuant to the Company’s registration obligations to third party investors that agreed to acquire shares of Stock in the Formation Transactions, and (G) the filing of a registration statement relating to the equity incentive plan of the Company and the Operating Partnership referred to in the Pricing Prospectus;

(f) During the period when a Prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, the Transaction Entities will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and its rules and regulations;

(g) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h) To use its commercially reasonable best efforts to list for trading, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(i) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to 3a of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(l) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 5(e) hereof; and

(m) To pay (i) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program in an amount not to exceed $5,000, (ii) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material and (iii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) or Schedule II(b) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(e) Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and

(f) The Company will use its best efforts to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2018, and the Company will use its best efforts to continue to qualify as a REIT under the Code for so long as its board of directors determines it is in the Company’s best interest to so qualify.

7. The Transaction Entities, jointly and severally, covenant and agree with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Section 5(d) Writing, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any of the Operative Documents, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (which fees and disbursements of counsel shall not exceed $10,000) (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares (which fees and disbursements of counsel shall not exceed $35,000); (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Transaction Entities herein or in certificates of any officer of either of the Transaction Entities or any of their respective subsidiaries delivered pursuant to the provisions hereof are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Transaction Entities shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information from the Transaction Entities as they may reasonably request to enable them to pass upon such matters;

(c) Sidley Austin LLP, counsel for the Transaction Entities, shall have furnished to you one or more written opinions, dated such Time of Delivery, to the effect set forth on Annex I-A hereto;

(d) Venable LLP, special counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, to the effect set forth on Annex I-B hereto;

(e) At the time of the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Company shall have furnished to you a certificate executed by the Chief Financial Officer of the Company, dated the respective dates of delivery thereof, with respect to certain financial data contained in the Registration Statement, Prospectus and the Pricing Disclosure Package providing “management comfort” with respect to such information, to the effect set forth on Annex 1-D hereto;

(f) At the time of the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, to the effect set forth in Annex I-C hereto;

(g) (i) Neither of the Transaction Entities nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company, the Operating Partnership or any of their respective subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Transaction Entities to perform their obligations under this Agreement or the Operative Documents, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded to the debt securities of each of SCF RC Funding I LLC’s, SCF RC Funding II LLC’s and SCF RC Funding III LLC’s (collectively, the “Master Trust Issuers”) by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Master Trust Issuers’ debt securities;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been duly listed for trading, subject to official notice of issuance, on the Exchange;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director and stockholder of the Company listed on Annex II-A hereto, substantially to the effect set forth in Annex II hereof;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses;

(m) All of the transactions that are to occur in order to consummate the Formation Transactions shall have been or will be substantially concurrently consummated as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and

(n) The Transaction Entities shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of such Transaction Entity satisfactory to you as to the accuracy of the representations and warranties of each of the Transaction Entities herein at and as of such Time of Delivery, as to the performance by each of the Transaction Entities of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

9. (a) The Transaction Entities, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Transaction Entities shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter will indemnify and hold harmless the Transaction Entities against any losses, claims, damages or liabilities to which the Transaction Entities may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Transaction Entities for any legal or other expenses reasonably incurred by the Transaction Entities in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Transaction Entities by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fifth paragraph under the caption “Underwriting”, and the information contained in the twelfth paragraph under the caption “Underwriting”.

(c) The Transaction Entities jointly and severally agree to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees, affiliates and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Securities Act or the Exchange Act (“Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the effective date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (ii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (ii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.

(d) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 9(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc., and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Securities Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either of the Transaction Entities on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Transaction Entities under this Section 9 shall be in addition to any liability which the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter, each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Transaction Entities, or any officer or director or controlling person of the Transaction Entities, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 or Section 8(i)(i), (iii), (iv) or (v) hereof, the Transaction Entities shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Transaction Entities will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Transaction Entities shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number 1-646-291-1469; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Peter M. Mavoides; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room, and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number 1-646-291-1469; and, if to any person subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(k), shall be delivered or sent by mail, telex or facsimile transmission to the address of such person set forth in the signature page to the lock-up letter executed by such person. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

The Company hereby acknowledges that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Transaction Entities and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Transaction Entities, the officers and directors of each Underwriter and each person who controls the Transaction Entities or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Transaction Entities acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Transaction Entities, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Transaction Entities with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Transaction Entities on other matters) or any other obligation to the Transaction Entities except the obligations expressly set forth in this Agreement and (iv) the Transaction Entities have consulted their own legal and financial advisors to the extent they deem appropriate. The Transaction Entities agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Transaction Entities, in connection with the offering contemplated hereby or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Transaction Entities and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. The Transaction Entities agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Transaction Entities and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Transaction Entities are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Transaction Entities relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter shall constitute a binding agreement between each of the Underwriters and the Transaction Entities. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Transaction Entities for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Essential Properties Realty Trust, Inc.

By:
Name:
Title:

Essential Properties, L.P.

By: Essential Properties OP G.P., LLC, its general partner

By:
Name:
Title:

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I
Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.
Barclays Capital Inc.

Total

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow June 2018

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[•]

The number of Shares purchased by the Underwriters is [•].

[         ]

(c)	Section 5(d) Writings:

[         ]

SCHEDULE III

[Insert list of Operative Documents]

ANNEX I-A

FORM OF OPINION OF SIDLEY AUSTIN LLP

[Insert negotiated form here.]

ANNEX I-B

FORM OF OPINION OF VENABLE LLP

[Insert negotiated form here.]

ANNEX I-C

FORM OF COMFORT LETTER

DELIVERED AT THE TIME OF THE EXECUTION OF THIS AGREEMENT

[Insert negotiated form here.]

ANNEX I-D

FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER AND SENIOR VICE PRESIDENT OF

ESSENTIAL PROPERTIES REALTY TRUST, INC.

June [ 🌑 ], 2018

Reference is made to the Underwriting Agreement, dated June [ 🌑 ], 2018 (the “Underwriting Agreement”), among Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), Essential Properties, L.P., a Delaware limited partnership, and Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”). Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

The undersigned, Hillary P. Hai, Chief Financial Officer and Senior Vice President of the Company, in connection with the issuance and sale by the Company of the Shares pursuant to (i) the Registration Statement, (ii) the Pricing Disclosure Package, (iii) the Prospectus and (iv) the Underwriting Agreement, hereby certifies, in her capacity as Chief Financial Officer and Senior Vice President, that:

1)	I am the duly elected, qualified and acting Chief Financial Officer and Senior Vice President of the Company and am providing this certificate to the Underwriters based on my examination of the Company’s financial records and schedules.

2)	I have read the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3)	I have supervised the compilation of and reviewed the circled information contained on certain pages of the Registration Statement, the Pricing Disclosure Package and the Prospectus attached hereto as Exhibit A.

4)	The circled information in Exhibit A hereto is correct, complete and accurate in all material respects.

5)	This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Shares covered by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate on behalf of the Company as of the date first written above.

Very truly yours,

Essential Properties Realty Trust, Inc.

By:
Name: Hillary P. Hai
Title: Chief Financial Officer and Senior Vice President

ANNEX II

[Form of Lock-Up Letter]

Essential Properties Realty Trust, Inc.

Lock-Up Agreement

[Date]

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

      As representatives of the several Underwriters

c/o Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282-2198

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re: Essential Properties Realty Trust, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), and Essential Properties, L.P., a Delaware limited liability partnership (the “Operating Partnership”), providing for a public offering of the common stock, $0.01 par value per share (the “Common Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-11 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Shares specified in the following paragraphs (the “Lock-Up Period”), the undersigned will not, without having received a prior written waiver from the Representatives, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired (subject to clause (vi) below), owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

Notwithstanding the foregoing, the undersigned may make the following transfers or pledges of the Undersigned’s Shares:

(i) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar business combination transaction that is made to all holders of Common Stock and involves a Change of Control occurring after the date set forth on the final prospectus used to sell the Shares; provided, however, that (x) such Change of Control is approved by the Company’s board of directors; and (y) if such Change of Control is not consummated, the Undersigned’s Shares shall, for the avoidance of doubt, remain subject to the restrictions contained in this Lock-Up Agreement; or

(ii) any bona fide gift or gifts; or

(iii) any transfer to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or

(iv) if the undersigned is not an individual, any transfers or pledges to the undersigned’s subsidiaries, affiliates or any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned; or

(v) dispositions of shares of Common Stock to the Company solely to satisfy tax withholding obligations in connection with equity awards that were granted pursuant to equity incentive plans that are described in the final prospectus used to sell the Shares; or

(vi) any transfer of shares of Common Stock acquired by the undersigned in open market purchases after the closing of the public offering; or

(vii) if the undersigned is a director or executive officer of the Company, the establishment by the undersigned of a written trading plan designed to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that no sales or other dispositions may occur under such plans until the expiration of the Lock-Up Period; or

(viii) transactions concerning an index or basket of securities in which shares of Common Stock comprise less than two percent of the total value of such index or basket; provided that any such transaction may not involve the Undersigned’s Shares owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC as of the closing of the offering and the Formation Transactions (as defined in the Underwriting Agreement);

provided, however, that:

(A) in the case of clauses (ii), (iii) and (iv), such transfer does not involve a disposition for value;

(B) in the case of clauses (ii) through (viii), inclusive, (x) unless such transfer is the result of the foreclosure by the pledgee of a pledge made pursuant to clause (iv) above, such transfer is not required to be publicly reported or disclosed (whether pursuant to Section 16 of the Exchange Act, Section 13 of the Exchange Act or otherwise) during the Lock-Up Period and (y) the undersigned does not voluntarily effect any public report, announcement or disclosure regarding such transfer during the Lock-Up Period; and

(C) in the case of clauses (ii), (iii) and (iv), the Representatives shall have received, prior to such transfer, a lock-up agreement in the form hereof covering the balance of the Lock-Up Period and executed by each donee, trustee, distributee or transferee, as applicable.

For purposes of this Lock-Up Agreement:

(i) “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar business combination transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Underwriters pursuant to the public offering) theretofore not affiliates of the Company, of the Common Stock, where such person or group did not hold, immediately prior to such transfer, and, immediately after such transfer, would hold, a majority of the outstanding voting securities of the Company (or the surviving entity); and

(ii) “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement (and, for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of: (i) the Representatives, on behalf of the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing prior to the execution of the Underwriting Agreement that they have or it has determined not to proceed with the public offering contemplated by the Underwriting Agreement; (ii) the registration statement filed with the SEC with respect to the public offering contemplated by the Underwriting Agreement is withdrawn; (iii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) before the sale of any Shares to the Underwriters; or (iv) August 13, 2018 (provided, however, that the Company may extend such date by up to three months, with written notice to the undersigned prior thereto, if the Company is still pursuing the public offering contemplated by the Underwriting Agreement), in the event the closing of the public offering shall not have occurred prior to such date.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

ANNEX II-A

List

1. Paul T. Bossidy

2. Joyce DeLucca

3. Daniel P. Donlan

4. Scott A. Estes

5. Hillary P. Hai

6. Todd J. Gilbert

7. Peter M. Mavoides

8. Anthony D. Minella

9. Stephen D. Sautel

10. Gregg A. Seibert

11. Eldridge Industries, LLC

12. EPRT Holdings, LLC

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